EXHIBIT 10.1

SCHEDULE OF CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

During the third quarter of 2019, the Registrant entered into Change in Control Employment Agreements (the “Agreements”) with the following employees:

Wolfgang Laures, Senior Vice President, Global Supply Chain

Philippe Sevoz, Vice President, Global Operations

Jill L. Urey, Vice President, Deputy General Counsel & Corporate Secretary

Joseph J. Zakutney, Vice President, Global Business Services & Chief Information Officer

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing the individual Agreements as exhibits to this Form 10-Q because they are substantially identical to the Form of Change in Control Employment Agreement by and between P. H. Glatfelter Company and certain employees, which is filed as Exhibit 10 (q) to the Registrant’s Form 10-K for the year ended December 31, 2013.